UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2006

Commission File Number 0-14112

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	43-1128385 (I.R.S. Employer Identification Number)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(417) 235-6652
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, the Board of Directors voted to appoint Marla Shepard and Matthew Flanigan to the Board, with both appointments to be effective January 1, 2007. The Board of Directors also adopted a resolution to expand its size from seven to eight members. Ms. Shepard will fill the new seat on the Board. Mr. Flanigan will fill a seat that will be vacated by the resignation of Joseph Maliekel. Both Ms. Shepard and Mr. Flanigan will serve as independent Board members.

Mr. Maliekel has served on the Board for four years as an independent director, with service on the Compensation and Governance Committees, and as the "financial expert" on the Audit Committee. He has resigned for personal reasons, effective December 31, 2006. The Company expresses its gratitude for his faithful service to the Company.

Marla Shepherd, age 58, is the President and Chief Executive Officer of First Future Credit Union of San Diego, California, where she has been employed for 34 years. She has been the Chief Executive Officer of First Future for the last 25 years. First Future is a large and successful community-chartered credit union in the Southern California market, with over 60,000 members. Credit union systems and services now represent over 18% of the Company's revenues and Marla brings to the Board an intimate knowledge of the credit union marketplace. Ms. Shepherd has been extensively involved in credit union industry organizations, and has had leadership positions in the California Credit Union League, as well as having served on the Credit Union National Administration's Risk Oversight Committee. The Board of Directors has not assigned Ms. Shepherd to any Board Committees at this time.

Matthew Flanigan, age 44, is Senior Vice President and Chief Financial Officer of Leggett & Platt, Incorporated, where he has been employed since 1997. Leggett & Platt, headquartered in Carthage, Missouri, is a Fortune 500 company which manufactures spring components and other products for furniture, bedding, automobiles and many other consumer products. Mr. Flanigan was appointed Senior Vice President in 2005 and became Chief Financial Officer in 2003. Prior positions with Leggett and Platt include President of the Office Furniture and Plastics Components Groups (1999-2003) as well as Staff Vice President - Operations (1997-1999). Matt has prior experience in banking with Societe Generale-Dallas, a successful US lending operation of the large multinational bank (1987 to 1997) and with Interfirst Bank in Dallas (1984 to 1987). Mr. Flanigan has broad operational and financial experience, as well as experience with the oversight and maintenance of accounting, related controls and financial reporting. Mr. Flanigan will join the Audit Committee of the Board and will serve as the Audit Committee's "financial expert" under relevant SEC and Nasdaq standards.

Additional information regarding Ms. Shepard and Mr. Flanigan is detailed in the Company's press release dated December 4, 2006, the text of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits

99.1    Press release dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: December 4, 2006	By: /s/ Kevin D. Williams
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Kevin D. Williams
Chief Financial Officer